TO BE EFFECTIVE DECEMBER 27, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                         STRONG COMMON STOCK FUND, INC.

         The undersigned Assistant Secretary of Strong Common Stock Fund, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate and convert the Corporation's Class L series of the Strong Advisor Common Stock Fund, Strong Advisor Focus Fund, and Strong Advisor Technology Fund as the Class A series of the Strong Advisor Common Stock Fund, Strong Advisor Focus Fund and Strong Advisor Technology Fund, respectively, as indicated below, and to delete the Corporation's Class L series of the Strong Advisor Endeavor Large Cap Fund.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.001 per share. Subject to the following paragraph the authorized shares are classified as follows:

                                                                                Authorized Number
         CLASS                                       SERIES                     OF SHARES

         Strong Advisor Common Stock Fund            Class A                    Indefinite
                                                     Class B                    Indefinite
                                                     Class C                    Indefinite
                                                     Class Z                    Indefinite
         Strong Advisor Endeavor Large Cap Fund      Class A                    Indefinite
                                                     Class B                    Indefinite
                                                     Class C                    Indefinite
         Strong Advisor Focus Fund                   Class A                    Indefinite
                                                     Class B                    Indefinite
                                                     Class C                    Indefinite
         Strong Advisor Technology Fund              Class A                    Indefinite
                                                     Class B                    Indefinite
                                                     Class C                    Indefinite'"

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on September 13, 2001 and November 9, 2001 in accordance with Section 180.1002 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Corporation's Class L series of the Strong Advisor Endeavor Large Cap Fund have been issued.

         Executed in duplicate this 20th day of December, 2001.


                                                STRONG COMMON STOCK FUND, INC.


                                                By: /S/GILBERT L. SOUTHWELL, III
                                                    Gilbert L. Southwell, III
                                                    Assistant Secretary

This instrument was drafted by:

Susan Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051